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                                                                                                    EXHIBIT 12

                       STATEMENT OF COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES

                                AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES

                                            (Dollars in thousands)


                                                          Year ended December 31
                                     -----------------------------------------------------------
                                      Pro
                                     Forma
                                      1997       1997       1996       1995       1994       1993
                                     -------    -------    ------     ------     ------     ------

Earnings (loss) before income taxes  $ 4,726    $ 5,398    $ 9,733   ($32,211)   ($8,102)   $ 6,144
Zero coupon debenture                   (263)      (263)
Interest expense                      33,434     32,762     28,864     23,147     21,057     14,605
Other - capitalized interest
    included in other income            (320)      (320)      (400)
Interest portion of rental expense     5,261      5,261      2,567      2,667      2,700      2,333
                                     -------    -------    -------    -------    -------    -------
                                     $42,838    $42,838    $40,764    ($6,397)   $15,655    $23,082
                                     =======    =======    =======    =======    =======    =======

Fixed Charges
  Interest expense                   $33,434    $32,762    $28,864    $23,147    $21,057    $14,605
  Interest portion of rental           5,261      5,261      2,567      2,667      2,700      2,333
                                     -------    -------    -------    -------    -------    -------
                                     $38,695    $38,023    $31,431    $25,814    $23,757    $16,938
                                     =======    =======    =======    =======    =======    =======

Ratio of earnings to fixed charges       1.1 x      1.1 x      1.3 x      --         --         1.4 x
                                     =======    =======    =======    =======    =======    =======

Deficiency of earnings                                                $32,211     $8,102
                                                                      =======    =======
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